UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

Equillium, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38692	82-1554746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa
Suite 105
La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 240-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 21, 2025, Equillium, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). As described in Item 5.07 of this Current Report on Form 8-K (the “Report”), at the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s 2018 Equity Incentive Plan (the “2018 Plan” and the 2018 Plan, as amended, the “2018 Amended Plan”) to, among other things, increase the number of shares of common stock authorized for issuance under the 2018 Plan by 1,781,000 shares. The 2018 Amended Plan was previously approved, subject to stockholder approval, by the Company’s Board of Directors on March 26, 2025. A summary of the principal features of the 2018 Amended Plan are set forth under the heading “Proposal No. 4-Approval of Amendment to the Company’s 2018 Equity Incentive Plan” contained in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 10, 2025, as revised April 30, 2025 (the “2025 Proxy Statement”). The summaries are qualified in their entirety by reference to the 2018 Amended Plan, filed as Exhibit 10.1 to this Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As of April 1, 2025, the record date for the Annual Meeting (the “Record Date”), 35,719,317 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

A total of 27,708,269 shares of the Company’s common stock were present at the Annual Meeting or represented by proxy, which represents approximately 77.6% of the shares of the Company’s common stock outstanding as of the Record Date.

Proposal 1. Election of directors.

The Company’s stockholders elected the three persons listed below as Class I directors, each to serve until the Company’s 2028 Annual Meeting of Stockholders and until their respective successor has been duly elected and qualified, or until their earlier death, resignation or removal. The final voting results are as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes
Stephen Connelly, Ph.D.	20,043,585	787,440	6,877,244
Bala S. Manian, Ph.D.	19,222,114	1,608,911	6,877,244
Barbara Troupin, M.D.	19,832,391	998,634	6,877,244

Proposal 2. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split.

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-2 to 1-for-20, inclusive, with such ratio to be determined in the discretion of the Company’s Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by the Company’s Board of Directors in its sole discretion. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,643,102	1,473,553	591,614	0

Proposal 3. Ratification of the appointment of the independent registered public accounting firm.

The Company’s stockholders ratified the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,610,815	485,958	611,496	0

Proposal 4. Approval of an amendment to the Company’s 2018 Equity Incentive Plan.

The Company’s stockholders approved the 2018 Amended Plan to, among other things, increase the number of shares of common stock authorized for issuance under the plan by 1,781,000 shares. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,935,157	2,300,322	595,546	6,877,244

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Equillium, Inc. 2018 Equity Incentive Plan, as amended.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUILLIUM, INC.

Date: May 22, 2025	By:	/s/ Bruce D. Steel
Bruce D. Steel
President and Chief Executive Officer